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Exhibit  23(h)(1)(d)
                                AMENDED EXHIBIT A
                          Fund Administration Agreement
                           (Effective April 28, 2003)

                        GARTMORE VARIABLE INSURANCE TRUST

FEES

The Trust shall pay fees to the Administrator and Gartmore Investors Services, Inc. (formerly Nationwide Investors Services, Inc.) (the "Agent"), as set forth in the schedule directly below, for the provision of fund administration services covered by this Agreement and for transfer and dividend disbursement agency services. (Transfer and dividend disbursement agency services are provided to the Trust by the Agent and are described in the Transfer and Dividend Disbursing Agent Agreement between the Trust and the Agent. Reference is also made to Exhibit A of the Transfer and Dividend Disbursing Agent Agreement, effective April 28, 2003.) Fees will be computed daily and payable monthly at an annual rate based on the aggregate amount of the Trust's average daily net assets. The Trust will also be responsible for out-of-pocket expenses reasonably incurred by the Administrator and the Agent in providing services to the Trust. All fees and expenses shall be paid by the Trust to the Administrator on behalf of the Administrator and the Agent.

                               Aggregate* Fee as a
Trust Asset Level#. . . . . .  Percentage of Net Assets
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Up to $1 billion                           0.13%
1 billion up to $3 billion                 0.08%
3 billion up to $8 billion                 0.05%
8 billion up to $10 billion                0.04%
10 billion up to $12 billion               0.02%
12 billion or more                         0.01%

*    Includes  fund  administration  and  transfer  agency  services.
# The assets of each of the GVIT Investor Destinations Funds (listed below) are excluded from the Trust asset level amount in order to calculate this asset based fee for the Trust. The GVIT Investor Destinations Funds do not pay any part of this fee.

FUNDS  OF  THE  TRUST

Gartmore  GVIT  Nationwide  Fund  (formerly  Gartmore  GVIT  Total  Return Fund)
Gartmore  GVIT  Growth  Fund  (formerly  Capital  Appreciation  Fund)
Gartmore  GVIT  Government  Bond  Fund  (formerly  Government  Bond  Fund)
Gartmore  GVIT  Money  Market  Fund  (formerly  Money  Market  Fund)
Gartmore GVIT Money Market Fund II (formerly Gartmore GVIT Money Market Fund II) J.P. Morgan GVIT Balanced Fund (formerly Nationwide Balanced Fund and J.P.
     Morgan  NSAT  Balanced  Fund)
Comstock GVIT Value Fund (formerly Nationwide Equity Income Fund, Federated NSAT
     Equity  Income  Fund  and  Federated  GVIT  Equity  Income  Fund)
Gartmore GVIT Worldwide Leaders Fund (formerly Nationwide Global Equity Fund and
     Nationwide  Global  50  Fund)
Federated  GVIT High Income Bond Fund (formerly Nationwide High Income Bond Fund and  Federated  NSAT  High  Income  Bond  Fund)
Van Kampen GVIT Multi Sector Bond Fund (formerly Nationwide Multi Sector Bond Fund, MAS NSAT Multi Sector Bond Fund, and MAS GVIT Multi Sector Bond Fund)
GVIT Small Cap Value Fund (formerly Nationwide GVIT Small Cap Value Fund) Dreyfus GVIT Mid Cap Index Fund (formerly Nationwide Mid Cap Index Fund and
     Dreyfus  NSAT  Mid  Cap  Index  Fund)
GVIT Small Cap Growth Fund (formerly Nationwide Select Advisers Small Cap Growth
     Fund  and  Nationwide  Cap  Small  Growth  Fund)
Nationwide GVIT Strategic Value Fund (formerly Nationwide Strategic Value Fund) Gartmore GVIT Mid Cap Growth Fund (formerly Nationwide Strategic Growth Fund,
     Strong NSAT Mid Cap Growth Fund, and Strong GVIT Mid Cap Growth Fund) GVIT Small Company Fund (formerly Nationwide Small Company Fund) * Turner GVIT
     Growth Focus Fund (formerly Nationwide Growth Focus Fund II and Turner NSAT Growth Focus Fund)
Gartmore GVIT Global Technology and Communications Fund (formerly Nationwide Global Technology and Communications Fund II and Gartmore GVIT Global Technology
     and  Communications  Fund)
Gartmore  GVIT Global Health Sciences Fund (formerly Gartmore NSAT Global Health
     Sciences  Fund)
Gartmore  GVIT  Emerging  Markets  Fund (formerly Gartmore NSAT Emerging Markets
     Fund)
Gartmore  GVIT  International  Growth Fund (formerly Gartmore NSAT International
     Growth  Fund)
Gartmore  GVIT  Global Leaders Fund (formerly Gartmore NSAT Global Leaders Fund)
Gartmore  GVIT  European  Leaders  Fund  (formerly Gartmore NSAT European Growth
     Fund)
Gartmore  GVIT  Global Small Companies Fund (formerly Gartmore NSAT Global Small
     Companies  Fund)
Gartmore  GVIT  OTC  Fund  (formerly  Gartmore  NSAT  OTC  Fund)
Gartmore  GVIT  Asia  Pacific  Leaders  Fund
Gartmore  GVIT  U.S.  Growth  Leaders  Fund (formerly Gartmore GVIT U.S. Leaders
     Fund)
Gartmore  GVIT  Global  Financial  Services  Fund
Gartmore  GVIT  Global  Utilities  Fund
Gartmore  GVIT  Investor  Destinations  Aggressive  Fund (formerly NSAT Investor
     Destinations  Aggressive  Fund)
Gartmore  GVIT  Investor  Destinations Moderately Aggressive Fund (formerly NSAT
     Investor  Destinations  Moderately  Aggressive  Fund)
Gartmore  GVIT  Investor  Destinations  Moderate  Fund  (formerly  NSAT Investor
     Destinations  Moderate  Fund)
Gartmore  GVIT Investor Destinations Moderately Conservative Fund (formerly NSAT
     Investor  Destinations  Moderately  Conservative  Fund)
Gartmore  GVIT  Investor  Destinations Conservative Fund (formerly NSAT Investor
     Destinations  Conservative  Fund)
Gartmore GVIT Nationwide Leaders Fund (formerly Gartmore GVIT U.S. Leaders Fund) Gartmore GVIT Micro Cap Equity Fund
Dreyfus  GVIT  International  Value  Fund
GVIT  Equity  500  Index  Fund
Gartmore  GVIT  Developing  Markets  Fund
Gartmore  GVIT  Nationwide  Principal  Protected  Fund

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*    This  Fund's  maximum  aggregate  fee  is  as  follows:

Fund Asset Level. . . . . . .  Fee as a Percentage of Net Assets
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Up to $250 million. . . . . .                 0.08%
250 million up to $1 billion                  0.06%
1 billlion or more . . . . .                  0.05%

                                             AGREED  TO  AND  ACCEPTED  BY:

                                             GARTMORE  VARIABLE  INSURANCE TRUST

                                             By:  JAMES  BERNSTEIN
                                             Name:  James  Bernstein
                                             Title:  Assistant  Secretary


                                             GARTMORE  SA  CAPITAL  TRUST

                                             By:  GERALD  J.  HOLLAND
                                             Name:  Gerald  J.  Holland
                                             Title:  SVP  - Chief Administrative
                                             Officer

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